SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No._)
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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

HARMONIC INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HARMONIC INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 22, 2003

TO THE STOCKHOLDERS OF HARMONIC INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harmonic Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2003 at 8:00 A.M., Pacific Time, at The Westin Santa Clara Hotel, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

1.	To elect six directors to serve for the ensuing year or until their successors are elected and duly qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 28, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we encourage you to read the enclosed proxy materials. To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided for your convenience. You may also vote by telephone or via the Internet in accordance with the instructions provided on the enclosed proxy card. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy card or previously voted by telephone or via the Internet.

By Order of the Board of Directors,

/s/ Jeffrey D. Saper
Jeffrey D. Saper,
Secretary

Sunnyvale, California
April 11, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ADDITIONAL INFORMATION

HARMONIC INC.
549 Baltic Way
Sunnyvale, California 94089

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Harmonic Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 22, 2003 at 8:00 A.M., Pacific Time, or at any adjournments and postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Westin Santa Clara Hotel, 5101 Great America Parkway, Santa Clara, California, 95054. The telephone number of the Company’s principal offices is (408) 542-2500.

These proxy materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed on or about April 11, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 28, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 60,462,318 shares of the Company’s Common Stock, $0.001 par value per share, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by voting on a later date by telephone or via the Internet (only your latest-dated telephone or Internet proxy is counted), or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of the Company’s Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The Company will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other solicitation materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company’s Common Stock issued and outstanding on the Record Date. Shares eligible to vote at the Annual Meeting will be counted as present at the Annual Meeting if the holder of such shares is present and votes in person at the Annual Meeting or has properly submitted a proxy card or voted by telephone or via the Internet. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a similar manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by Harmonic at its principal executive offices at 549 Baltic Way, Sunnyvale, California 94089 no later than December 13, 2003, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for that meeting. Under the Company’s bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: a) a brief description of the business and reason for conducting such business at the meeting; b) the name and address as they appear on the Company’s books of the stockholder; c) the class and number of shares of the Company owned by the stockholder; d) any material interest of the stockholder in such business; and e) any other information that may be required under Regulation 14A of the Securities and Exchange Commission, or SEC, rules.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting. The discretionary vote deadline for the year 2004 Annual Meeting is February 26, 2004, 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2004 Annual Meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company has authorized a board of six directors, and six directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2004 or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders identified on the enclosed proxy card will vote the proxies received by them for the Company’s six nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the Company’s current board of directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the nominees for director and certain information about each of them are set forth below.

Name	Age	Principal Occupation

Anthony J. Ley	64	Chairman, President and CEO, Harmonic Inc.
E. Floyd Kvamme	65	General Partner, Kleiner Perkins Caufield & Byers
William F. Reddersen	55	Retired, former Executive Vice President, BellSouth
Lewis Solomon	68	Chairman and CEO, Broadband Services Inc.
Michel L. Vaillaud	70	Retired; former Chairman and CEO, Schlumberger Limited
David R. Van Valkenburg	60	Chairman, Balfour Associates, Inc.

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Anthony J. Ley has served as Harmonic’s President and Chief Executive Officer since November 1988. Mr. Ley was elected Chairman of the Board of Directors in 1995. From 1963 to 1987, Mr. Ley was employed at Schlumberger Limited, both in Europe and the United States, holding various senior business management and research and development positions, most recently as Vice President, Research and Engineering at Fairchild Semiconductor/ Schlumberger in Palo Alto, California. Mr. Ley holds an M.A. in mechanical sciences from the University of Cambridge and an S.M.E.E. from the Massachusetts Institute of Technology. He is also named as an inventor in 29 patents and is a Fellow of the I.E.E.E. (U.K.) and a senior member of the I.E.E.E.

E. Floyd Kvamme has been a director of the Company since 1990. Since 1984, Mr. Kvamme has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also a director of Brio Technology, Inc., National Semiconductor Corporation, Photon Dynamics, Inc., Power Integrations, Inc., as well as several private companies. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E.E. from Syracuse University.

William F. Reddersen has been a director of the Company since July 2002. Now retired, Mr. Reddersen spent 31 years at BellSouth and AT&T. From 1998 to 2000, Mr. Reddersen was Executive Vice President of Corporate Strategy at BellSouth, and from 1991 to 1998, he was responsible for BellSouth’s broadband strategy and business operations. Mr. Reddersen serves as a director of several private companies. He holds a B.S. in Mathematics from the University of Maryland and an M.S. in Management from the Massachusetts Institute of Technology, where he was a Sloan fellow.

Lewis Solomon has been a director of the Company since January 2002. Presently, Mr. Solomon is Co-Founder and Chief Executive Officer of Broadband Services, Inc. (BSI), an outsource provider of supply chain management, network planning, and fulfillment services. He is also Co-Founder and Chairman of G&L Investments, a consulting firm specializing in technology. From 1983 to 1988, he served as the Executive Vice President of Alan Patricof Associates, a global venture capital firm. Mr. Solomon also spent 14 years at General Instrument Corporation, ultimately as Senior Vice President and Assistant to the Chief Executive Officer. Mr. Solomon is a director of Anadigics Inc., Artesyn Technologies Inc, Terayon Communications and several private companies. BSI is a customer of the Company and, in 2002, purchased equipment in the amount of $8.9 million. Terayon is a supplier to the Company and, in 2002, the Company purchased from Terayon equipment in the amount of $1.0 million.

Michel L. Vaillaud has been a director of the Company since March 1997. Now retired, from 1973 to 1986 Mr. Vaillaud was with Schlumberger Limited, most recently as Chairman and Chief Executive Officer. He is a graduate of Ecole Polytechnique in Paris and Ecole Nationale Superieure des Mines in Paris. He serves as a Trustee of the Institute of Advanced Studies in Princeton, New Jersey.

David R. Van Valkenburg has been a director of the Company since October 2001. Mr. Van Valkenburg currently serves as Chairman of Balfour Associates, Inc., a firm providing counsel to chief executive officers, boards of directors and private equity funds, including as Court appointed independent advisor to Adelphia partnership operating systems. From 1995 to 2000, he was Executive Vice President of MediaOne Group, Inc. While at MediaOne Group, Mr. Van Valkenburg was seconded to Telewest Communications where he served as Chief Executive Officer and Chief Operating Officer from 1997 to 1999. He has also held the position of President at both Multivision Cable TV Corporation and Cox Cable Communications Inc. Mr. Van Valkenburg serves on the board of Mobile Data Solutions Inc., 360 Networks Inc., and several private companies. He holds a B.A. degree from Malone College, an M.S. degree from the University of Kansas, and an M.B.A. from Harvard University.

Board Meetings and Committees

The board of directors of the Company held a total of 6 meetings during the fiscal year ended December 31, 2002. No incumbent director attended fewer than 75% of the meetings of the board of directors or the committees upon which such director served during 2002.

The board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee currently consists of Messrs. Kvamme, Reddersen and Vaillaud. In accordance with the Audit Committee Charter, approved by the Board of Directors the Audit Committee principally reviews the scope and results of the annual audit of the financial statements and other services provided by the Company’s independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company’s systems of internal controls. The Audit Committee held 4 meetings during 2002.

The Compensation Committee currently consists of Messrs. Van Valkenburg and Kvamme. The Compensation Committee is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to executive officers, and approves all grants of stock options to employees. This committee held 1 meeting during 2002.

The Nominating Committee currently consists of Messrs. Solomon and Van Valkenburg. The Nominating Committee is responsible for identifying and nominating suitable candidates for the Company’s board of directors and for review and recommendations concerning compensation of board members. This committee held 2 meetings during 2002.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the board of directors currently consists of Messrs. Van Valkenburg and Kvamme. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

During 2002, each non-employee director was paid a retainer of $8,000, plus $2,000 per board meeting attended and $1,000 per Board Committee meeting attended. The 2002 Director Option Plan provides for grants of options to be made in two ways:

1.	Each non-employee director is automatically granted an option to purchase 20,000 shares, referred to as the “First Option,” on the date on which such person first becomes a non-employee director, whether through election by our stockholders or appointment by our board of directors to fill a vacancy, provided, however, that an employee director who ceases to be an employee director but who remains a director will not receive a First Option upon such occurrence; and

2.	Each non-employee director is automatically granted an option to purchase 10,000 shares, referred to as the “Annual Option” on the date of our annual stockholders meeting each year if on such dates he or she shall have served on our board of directors for at least the preceding six (6) months.

Vote Required and Recommendation

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law and assuming that a quorum is obtained, a broker non-vote will not affect the outcome of the vote relating to election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE DIRECTOR NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2003. PricewaterhouseCoopers LLP has served as the Company’s independent accountants since 1989 and has provided certain tax and other audit-related services. Information regarding fees billed to the Company by PricewaterhouseCoopers LLP can be found directly following the Report of the Audit Committee of the board of directors below. PricewaterhouseCoopers LLP has rotated Harmonic’s audit partners in compliance with current SEC regulations.

Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP, since the Audit Committee of the board of directors has the responsibility for selecting independent accountants. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the Audit Committee of the board of directors may reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

ADDITIONAL INFORMATION

Executive Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 in the last fiscal year (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation

				Awards
				Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus	Options

Anthony J. Ley Chairman of the Board, President & Chief Executive Officer	2002	$450,000	$22,500	80,000
	2001	448,269	—	60,000
	2000	359,327	50,000	70,000

Robin N. Dickson Chief Financial Officer	2002	300,000	15,000	37,000
	2001	298,269	150,000	40,000
	2000	209,690	30,000	45,000

Israel Levi Senior Vice President, Quality & Operations	2002	260,000	13,000	30,000
	2001	259,135	130,000	35,000
	2000	214,567	30,000	30,000

Patrick Harshman President, Broadband Access Networks	2002	250,000	12,500	45,000
	2001	248,558	125,000	40,000
	2000	191,673	22,000	30,000

Yaron Simler President, Convergent Systems	2002	247,212	12,500	45,000
	2001	222,115	105,000	30,000
	2000	215,484	20,000	30,000

Option Grants in Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term(2)

	Number of
	Securities	Percent of Total
	Underlying	Option Granted
	Options	to Employees in	Exercise Price	Expiration
Name	Granted(1)	Fiscal Year	($/share)	Date	5%	10%

Anthony J. Ley	80,000	4.6%	$10.40	1/23/2012	$523,240	$1,325,994
Robin N. Dickson	37,000	2.1%	10.40	1/23/2012	241,999	613,272
Israel Levi	30,000	1.7%	10.40	1/23/2012	196,215	497,248
Patrick Harshman	45,000	2.6%	10.40	1/23/2012	294,323	745,871
Yaron Simler	45,000	2.6%	10.40	1/23/2012	294,323	745,871

1.	The options were granted pursuant to the Company’s 1995 Stock Plan, and become exercisable in accordance with the following vesting schedule: 1/4 of the shares subject to the option vest one year after the date of grant and an additional 1/48 of the shares subject to the option vest at the end of each month thereafter, contingent on the Named Executive Officer’s continued service as an employee. The term of each option is ten years.

2.	Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises will depend on the future financial performance of the Company, overall market conditions and the option holders’ continued employment through the vesting period.

The following table provides information with respect to the exercise of stock options during 2002 and the value of stock options held as of December 31, 2002 by each of the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year and Year-End Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at 12/31/02		12/31/02(2)
	Shares
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony J. Ley	44,166	$92,086	416,664	146,668	$46,665	$—
Robin N. Dickson	23,332	205,757	163,482	79,584	37,332	—
Israel Levi	11,806	23,789	125,769	63,231	—	—
Patrick Harshman	—	—	79,790	81,210	—	—
Yaron Simler	—	—	64,540	74,127	9,332	—

1.	Value realized represents the difference between the exercise price of the options and the fair market value of the underlying securities on the date of exercise.

2.	Calculated by determining the difference between the fair market value of the Company’s Common Stock as of December 31, 2002 and the exercise price of the underlying options.

Employment Agreements

The Company has entered into change-of-control severance agreements with each of Mr. Ley, Mr. Dickson, Mr. Levi, Dr. Harshman and Dr. Simler. Under the terms of the respective Named Executive Officer’s agreement, in the event of termination within eighteen months of a change-in-control of the Company, Mr. Ley will receive a lump-sum payment of eighteen months’ salary and benefits, and Mr. Dickson, Mr. Levi, Dr. Harshman and Dr. Simler will each receive a lump-sum payment of one year’s salary and benefits. These agreements also provide for the acceleration of unvested stock options held by a Named Executive Officer in the event of such Named Executive Officer’s termination, subject to certain limitations.

Equity Plan Information

	(a)	(b)	(c)

			Number of securities
			remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(1)	warrants and rights(2)	reflected in column(a))

Equity plans approved by security holders(3)	3,240,700	$13.38	1,752,741

Equity plans not approved by security holders(4)	3,332,632	$14.85	1,010,783

Total	6,573,332	$14.12	2,763,524

1.	This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards

2.	This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table.

3.	This row includes the 1988 and 1995 Stock Plans, and the 1995 and 2002 Director Option Plans. Only the 1995 Stock Plan and the 2002 Director Option Plan have shares remaining available for issuance.

4.	This row includes the Company’s 1999 Non-Statutory Stock Option Plan. Options are granted under this plan to the Company’s non-executive employees except for inducement grants to newly-hired officers. Options granted under this plan have similar terms to shareholder-approved plans for employees, including a ten-year option life, vesting over four years with a one-year “cliff,” and are granted at fair market value on the date of the grant.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The members of the Compensation Committee of the board of directors are Messrs. Van Valkenburg and Kvamme, neither of whom is an employee of the Company, and both of whom are independent under applicable Securities and Exchange Commission rules.

The Compensation Committee is responsible for the approval of the Company’s executive compensation policies. The Committee reviews and approves the base salary and incentive compensation paid to executive officers and administers the Company’s stock plans. The Compensation Committee approves all stock option grants, subject to ratification by the Board of Directors.

Compensation Philosophy

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of the Company and the individual, and in equity-based plans designed to closely align executive and stockholder interests.

The three key components of executive compensation in 2002 were:

•	Base Salary
•	Incentive Bonus Plan
•	Stock Option Plans

Base Salary

Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of the Company’s salary structure, the Committee makes reference to compensation surveys of comparable companies in the high-technology sector, the Company’s industry and the Company’s geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation to levels that are above the average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Incentive Bonus Plan

The Company’s annual incentive bonus plan reflects the Committee’s belief that a meaningful component of executive compensation should be contingent on the performance of the Company and the individual executive officer. In 2002, the Company’s incentive bonus plan was based in part upon the attainment of certain revenue and loss reduction goals and in part upon individual management objectives, with a target bonus established for each participant. In 2002, the Company’s financial results did not meet targets established for either revenue or loss reduction and only the management objectives element of the bonuses were paid to officers for 2002.

Stock Option Plans

The Committee believes that the Company’s stock option plans are an essential tool to link the long-term interests of stockholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an executive joins the Company, and on an annual basis thereafter. These options typically vest over a four year period and are granted at an exercise price equal to the fair market value of the Company’s common stock at the date of grant. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. This approach is designed to maximize stockholder value over a long term, as no benefit is realized from the option grant unless the price of the Company’s common stock has increased over a number of years.

In addition to the Company’s stock option plans, executive officers are eligible to participate in the Company’s 2002 Employee Stock Purchase Plan. This plan allows eligible employees to purchase the Company’s common stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period, with the purchase amount limited to 10% of base salary or 3,000 shares per purchase period applicable IRS regulations.

Other elements of executive compensation include life and long-term disability insurance, medical benefits and a 401(k) deferred compensation plan. The Company makes matching contributions to the 401(k) plan up to $750 per annum per participant. Such benefits are available to all regular, full-time U.S. employees of the Company.

The compensation of the Company’s Chief Executive Officer in 2002 was determined in a manner substantially consistent with that of other executive officers.

Section 162(m)

We have considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer or any of our next four most highly compensated executive officers, unless such compensation is performance based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

The Compensation Committee

David R. Van Valkenburg
E. Floyd Kvamme

Performance Graph

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq Telecom Index and of the Standard & Poor’s (S&P) 500 Index for the period commencing December 31, 1997 and ending on December 31, 2002. The graph assumes that $100 was invested in each of the Company’s Common Stock, in the S&P 500 and the Nasdaq Telecom Index on December 31, 1997, and assumes the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data. Harmonic cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock.

	12/31/97	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02

HLIT	100.00	172.35	1745.22	104.60	220.96	42.28
Nasdaq Telecom	100.00	165.05	295.01	125.74	84.16	38.77
S&P 500	100.00	128.58	155.63	141.46	124.66	97.08

Report of the Audit Committee of the Board of Directors

In accordance with a written charter adopted by Harmonic’s board of directors, the Audit Committee of the board of directors of Harmonic serves as the representative of the board of directors for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring the compliance with related laws and regulations. The Audit Committee engages the Company’s independent auditors and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.

The Audit Committee is composed of three non-employee members, each of whom is independent under current Securities and Exchange Commission and Nasdaq rules. Harmonic’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Harmonic’s audited financial statements to generally accepted accounting principles.

The Audit Committee of the board of directors has:

1.	reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and the independent accountants, and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

2.	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Accounting Standards 61 (Communications with Audit Committees), as amended, including the quality and acceptability of Harmonic’s financial reporting process and controls; and

3.	reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP its independence and also considered whether provision of the non-audit services described below were compatible with maintaining their independence.

The Audit Committee meets regularly with the Company’s independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management and independent accountants, which, in their report, express an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements for Harmonic for the three years ended December 31, 2002 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee

E. Floyd Kvamme
William F. Reddersen
Michel L. Vaillaud

Services Provided by Independent Auditors

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP and affiliates for 2002 and 2001:

	2002	2001

Audit Fees	$662,700	$384,000
Audit Related Fees	5,400	—
Tax Fees	266,200	473,000
All Other Fees	87,900	10,000

Total	$1,022,200	$867,000

Audit Fees. Audit fees billed by PricewaterhouseCoopers include professional services rendered for the audit of Harmonic’s financial statements, consents and reviews of registration statements, foreign statutory audits and for the reviews of the financial statements included in each of the Company’s Forms 10-Q.

Audit Related Fees. Audit related fees are principally composed of services rendered for a royalty audit.

Tax Fees. Tax fees billed by PricewaterhouseCoopers include professional services for the preparation of federal, state and foreign tax returns, tax consulting with regard to establishment and dissolution of foreign entities, and expatriate compliance.

All Other Fees. Other fees billed by PricewaterhouseCoopers and affiliates include professional services principally for employment matters and benefit plans in foreign locations.

The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided.

The Audit Committee has engaged PricewaterhouseCoopers as auditors for the fiscal year ending December 31, 2003.

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Performance Graph” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of the Record Date by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director and each nominee; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total

State of Wisconsin Investment Board,
121 East Wilson Street, Madison, WI 53703(1)	5,005,200	8.3%
Anthony J. Ley(2)	857,946	1.4
E. Floyd Kvamme(3)	475,350	*
William F. Reddersen(4)	5,555	*
Lewis Solomon(5)	10,666	*
Michel L. Vaillaud(6)	46,666	*
David R. Van Valkenburg(7)	20,666	*
Robin N. Dickson(8)	245,972	*
Israel Levi(9)	156,232	*
Patrick Harshman(10)	107,298	*
Yaron Simler(11)	98,979	*
All directors and executive officers as a group (10 persons)(12)	2,025,330	3.3%

*	Percentage of shares beneficially owned is less than one percent of total.

(1)	Based solely on a review of Schedule 13D, 13F and 13G filings with the Securities and Exchange Commission.

(2)	Includes 462,081 shares which may be acquired upon exercise of options exercisable within 60 days of March 28 2003.

(3)	Includes 6,666 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(4)	Includes 5,555 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(5)	Includes 10,666 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(6)	Includes 26,666 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(7)	Includes 10,666 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(8)	Includes 187,168 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(9)	Includes 144,623 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(10)	Includes 103,749 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(11)	Includes 86,622 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

(12)	Includes 1,044,462 shares which may be acquired upon exercise of options exercisable within 60 days of March 28, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, with respect to 2002, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

Certain Relationships and Related Transactions

Except for the compensation agreements and other arrangements that are described under “Change of Control and Severance Agreements” and the transactions described under “Transactions with Directors, Executive Officers and 5% Stockholders,” there was not during fiscal 2002, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with Directors, Executive Officers and 5% Stockholders

Mr. Solomon, a director of the Company, is co-founder and Chief Executive Officer of Broadband Services, Inc. (BSI). During fiscal 2002, we recorded total revenues from sales to BSI of $8.9 million. Mr. Solomon is also a director of Terayon Communications, from whom the Company purchased $1.0 million of products under a reseller agreement. We believe that our transactions with BSI and Terayon were on terms no more favorable than those with unrelated parties in similar circumstances.

OTHER MATTERS

The Company knows of no other matters to be submitted for stockholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 11, 2003

By Order of the Board of Directors,

/s/ Jeffrey D. Saper

Jeffrey D. Saper
Secretary

HARMONIC INC.
549 Baltic Way
Sunnyvale, CA 94089

PROXY FOR AN
ANNUAL MEETING OF STOCKHOLDERS
May 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony J. Ley and Robin N. Dickson, and each or either of them as Proxies of the undersigned, each with full power of substitution, and hereby authorizes each or either of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Harmonic Inc. held of record by the undersigned on March 28, 2003 at the Annual Meeting of Stockholders of Harmonic Inc. to be held at The Westin Santa Clara Hotel, 5101 Great America Parkway, Santa Clara, California, on May 22, 2003 at 8:00 a.m. Pacific Time, or at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 11, 2003, and a copy of the Company’s 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2002. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

(Continued and to be marked, dated and signed on other side)

^ FOLD AND DETACH HERE ^

You can now access your Harmonic Inc. account online.

Access your Harmonic Inc. stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Harmonic Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

- View account status	- Make address changes
- View certificate history	- Obtain a duplicate 1099 tax form
- View book-entry information	- Establish/change your PIN

Visit us on the web at http://www.mellon-investor.com and follow the instructions shown on this page.

Step 1: First Time Users — Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.
	You are now ready to log in. To access your account please enter your:	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

Investor Service DirectSM is currently only available for domestic individual and joint accounts.	- SSN - PIN - Then click on the Submit button	- Certificate History - Book-Entry Information - Issue Certificate - Address Change - Duplicate 1099

- SSN
- PIN - Then click on the Establish PIN button	If you have more than one account, you will now be asked to select the appropriate account.

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS SPECIFIED HEREON. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, AND 3 IF NO SPECIFICATION IS MADE.

Please mark your votes as indicated in this example.	☐

The Board of Directors of Harmonic Inc. recommends a vote FOR Proposal Nos. 1, 2, and 3.

1.	To elect the following directors to serve for the ensuing year or until their successors are elected and duly qualified.	FOR ☐	WITHHELD ☐

01 Anthony J. Ley

02 E. Floyd Kvamme

03 William F. Reddersen

04 Lewis Solomon

05 Michel L. Vaillaud

06 David R. Van Valkenburg

To withhold authority to vote for a particular nominee or nominees, write the name(s) of such nominee(s) here:

	FOR	WITHHELD	AGAINST
2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.	☐	☐	☐

Please disregard if you have previously provided your consent decision.		☐

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 P.M. Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card.

Internet http://www.eproxy.com/hlit		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, and then follow the directions given to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Complete, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.